Exhibit 10.1

************************* SALE BY THE COMPANY “SES SOCIETE D’ENERGIE SOLAIRE SA” TO THE COMPANY “LOC-INVEST SA” *************************
KM/RL 1747

IN THE YEAR TWO THOUSAND TEN, ON THE TWENTY-FOURTH AND THIRTIETH OF SEPTEMBER.

Before Mr. Karim MESSALI, Esq., the undersigned notary of Geneva.

THERE APPEARED THE FOLLOWING:

The corporation [société anonyme] “SES SOCIETE D’ENERGIE SOLAIRE SA,” with registered offices at route de Saint-Julien 129, Plan-les-Ouates (GE), duly registered in the Trade Register of Geneva and published in the Swiss Official Trade Journal.

Represented here by:

- Ms. Sandrine CRISAFULLI, manager of the aforementioned company, domiciled in Geneva, a citizen of France;

- Mr. Daniel LEON ERNE, director/secretary and representative of the aforementioned company, domiciled in Bernex (canton of Geneva), a citizen of France;

- Mr. Olivier OUZILOU, director/chairman of the aforementioned company, domiciled in Villeneuve (canton of Vaud), born in the City of Geneva.

Fully authorized for the purposes of this agreement by virtue of the publication made in the aforementioned Journal.

Hereinafter referred to as: “the seller.”

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And:

The corporation [société anonyme] “Loc-lnvest SA,” with future registered offices at avenue de la Grenade 24, Geneva, c/o “J.R.D. Immobilier SA,” whose registration in the Trade Register of Geneva is currently in progress.

Represented here by:

Mr. Laurent REDON, sole shareholder of the aid company, domiciled at Pregny-Chambésy (canton of Geneva), a citizen of France.

Fully authorized for the purposes of this agreement by virtue of the record of incorporation of this company.

Hereinafter referred to as: “the purchaser.”

Hereinafter referred to jointly as: the “Parties”).

The parties recite as follows:

1. Purpose of the agreement

The corporation “SES SOCIETE D’ENERGIE SOLAIRE SA,” described above, declares that it is selling, in particular pursuant to the letter of irrevocable undertaking signed by the parties dated the fifteenth of September two thousand ten (15 September 2010), to the company “Loc-lnvest SA,” described above, which shall acquire:

I. The property hereafter referred to the Land Register of Geneva, located in the Municipality of PLAN-LES-OUATES, constituting in the land register of the aforementioned municipality the right to leasehold improvements for the duration of the specific property lease [droit de superficie distinct et permanent, DDP] that confers the following parcel, which is the property of the State of Geneva:

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Parcel 6708 hereinafter designated:

Descriptive summary of the real property
Municipality:	Plan-les-Ouates
Real property no.:	6708
Local name:	ZIPLO
Area:	7,100 m2, Official Survey
Building(s):	Factory incorporated in the DDP 36/6786, no.
4764, 3,317 m2
Chemin du Champ-des-Filles 36,
1228 Plan-les-Ouates
Observation(s):	Pursuant to 16387B
4850 dated 04/05/2005

Notes
06/04/1993	Preemption in favor of State of Geneva (LGZDI),
1477	ID.2004/065985

Easements
14/03/2001 2037 C	(Type A) Prohibition to build, ID.2004/048350, 48583
In favor of STATE OF GENEVA, state, GENEVA
14/03/2001 2037 C	(Type B) Plantation, ID.2004/048445, 48661
In favor of STATE OF GENEVA, state, GENEVA
14/03/2001 2037 C	(Type F) Public services use (occasional), ID 2004/048446, 48662
In favor of STATE OF GENEVA, state, GENEVA
27/02/2007	DDP (Type A) from 01/07/2006 to 01/07/2066
2007/1997 C	(60-Year), ID.2007/007571,
In favor of Plan-les-Ouates/6786

Land costs
None

Annotations
27/02/2007	Elimination of right of legal preemption of the
2007/1997/0	superficiary, ID.2007/007569
27/02/2007	Special conditions for reversion,
2007/1997/0	ID.2007/007570

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Charges on immovable property
None

The aforementioned leasehold improvements for the duration of the specific property lease for a term of sixty (60) years, starting on the first of July two thousand six (1 July 2006) are for the following Parcel:

Parcel 6786 hereinafter designated:

Descriptive summary of the real property
Municipality:	Plan-les-Ouates

Real property no.:	6786
DDP: 27/02/2007	DDP (Type A) from 01/07/2006
2007/1997/0	to 01/07/2066 (60-Year),
ID.2007/007571, 72012
Responsibility of Plan-les-Ouates/6708
Local name:	ZIPLO
Area:	7,100 m2, Official Survey
Building(s):	Factory, no. 4764, 3,317 m2
Chemin du Champ-des-Filles 36,
1228 Plan-les-Ouates

Notes
None

Easements
None

Land costs
None

Annotations
27/02/2007	Elimination of right of legal preemption of the
2007/1997/0	superficiary, ID.2007/007569
27/02/2007	Special conditions for reversion,
2007/1997/0	ID.2007/007570
01/10/2008 C	Lease at 30/06/2033, ID.2008/005634
2008/10565/0
In favor of SERVICES INDUSTRIELS DE GENEVE, a public corporation, GENEVA

Charges on immovable property
27/02/2007	Priority 1, Nominal legal mortgage

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2007/1997/0	CHF 216,195.00, LR [land registry] no. 1997, 27/02/2007, Revenue from DDP. ID.2007/002958
Creditor STATE OF GENEVA,  state, 27/02/2007
GENEVA  2007/1997/0
14/12/2007	Priority 2, Bearer mortgage note
2007/13698/0	CHF 9,000,000.00, LR no. 13698, 14/12/2007, Max. interest 12%, Annotations: Mortgage assigned higher priority. ID.2008/000404
14/12/2007	Priority 3, Bearer mortgage note
2007/13698/0	CHF 1,000,000.00, LR no. 13698.1, 14/12/2007, Max. interest 12%, Annotations: Mortgage assigned higher priority. ID.2008/000405
13/10/2008	Priority 4, Bearer mortgage note
2008/11041/0	CHF 5,000,000.00. Max. interest 12%, Annotations: Mortgage assigned higher priority. ID.2008/002511
25/02/2010	Priority 5, Bearer mortgage note
2010/1899/0	CHF 430,000.00, Max. interest 12%, Annotations: Mortgage assigned higher priority. ID.2010/000941

With all premises and outbuildings, and integral and auxiliary parts, without any exception or reservation.

II. All rights and obligations of the building authorization no. DD 99459-4, issued 27 May 2005, for the additional authorization to build no. DD 99459/3-4 issued 5 October 2009 by the Department of Construction and Information Technology, and the conditions for the application of development zone standards approved by the Council of State Decree of 11 May 2005, which shall remain attached hereto (Schedule no.1).

CONSTRUCTION AREA

The aforementioned Parcel 6708 in Plan-les-Ouates is located in an agricultural zone for industrial and artisanal development.

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2. Sale price and submittal of mortgage notes

2.1. Purchase price and payment terms

The sale price of the real property covered under this agreement is fixed at a lump sum of:

— TWENTY-FIVE MILLION FRANCS EXCLUDING TAXES —

— (CHF 25,000,000.—) —

which amount the purchaser paid prior to this agreement, to the consignment account of the undersigned the undersigned notary at the “Banque Cantonale de Genève,” Geneva.

- FOR WHICH FINAL RECEIPT IS DULY GIVEN WITHOUT RESERVATION -

2.2.           Deductions

The undersigned notary undertakes to credit the account indicated by the seller as soon as the formalities of registration by the Land Registry Office are completed, all without interest, minus:

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a) the payment by the undersigned notary of the various mortgage debts under public or private law owed by the seller and related to the real property covered under this agreement, including any arrears on any tax whatsoever, such as additional property tax for past years and the current year, the tax on real property profits and gains, the tax formalities relating thereto, outstanding fees owed to the State of Geneva, accepted, disputed, or withheld invoices, estimates or final invoices indicated in the attached summary (Schedule No. 2), loans and interest to the “Banque Cantonale de Genève,” State of Geneva, etc., in particular, the balance of the equipment tax due to the State of Geneva of ONE HUNDRED FORTY THOUSAND FIVE HUNDRED FORTY-FOUR FRANCS (CHF 140,544.00) payable to the “Geneva Foundation for Industrial Land” [Fondation pour les terrains industriels de Genève] (FTI), in the name and on behalf of the State of Geneva, and the revenue from the right to leasehold improvements for the duration of the specific property lease for the period from the first of July to the thirtieth of September two thousand ten (1 July to 30 September 2010) of EIGHTEEN THOUSAND SIXTEEN FRANCS AND THIRTY-FIVE CENTIMES (CHF 18,016.35), and the debt from ScanE in the amount of SEVEN MILLION THREE HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED EIGHTY-SEVEN FRANCS AND FORTY-EIGHT CENTIMES (CHF 7,357,187.48) as at the thirtieth of September two thousand ten, including interest.

b) a maximum amount of FIVE HUNDRED THOUSAND FRANCS (CHF 500,000.00) which shall remain blocked in the accounts of the undersigned notary, as a reserve for a maximum period of six (6) months. This reserve will be used to:

ba) pay all debts of the seller in connection with the property now being sold that were incurred before the signature of this agreement but are unknown at the time thereof;

bb) pay all costs and expenses related to potential civil liability proceedings of the seller in connection with the property now being sold that were incurred before the signature of this agreement but are unknown at the time thereof;

bc) in the event of a potential debit by the seller in connection with the purchaser-seller accounting mentioned below;

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It is further stated that the balance available on the aforesaid amount of FIVE HUNDRED THOUSAND FRANCS (CHF 500,000.00) will be paid to the seller upon the expiration of the aforesaid period of six (6) months, unless certain disputes are still unresolved; in this case, the corresponding amounts will remain consigned at the Offices of the undersigned notary, until resolution is reached.

c) costs arising from consent of the State of Geneva to the waiver of preemptive rights and the transfer of the agreement for the right to leasehold improvements for the duration of the specific property lease, as will be set forth below.

2.3. Real wages

The seller hereby freely assigns and immediately remits to the purchaser, who accepts, the four (4) mortgage notes (Land Register numbers ID.2008/000404, ID.2008/000405, ID.2008/002511, and ID.2010/000941) that currently confer the aforementioned right to leasehold improvements for the duration of the specific property lease, free of any pledge or other restriction of the right to alienate, and the purchaser thus becomes the sole debtor for the aforementioned mortgage-backed securities as of this date.

All fees, interest, or payments that would remain due to creditors due to these waivers and early releases remain the sole responsibility of the vendor, who accepts.

It is further understood that the purchaser is hereby fully aware of the amounts and the terms and conditions of the aforesaid mortgage notes, insofar as they are mentioned above.

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Consequently, the purchaser expressly exempts the undersigned notary from restating the aforementioned registrations of mortgages more fully in this agreement.

It is further stated that the aforesaid right to leasehold improvements for the duration of the specific property lease is also covered in the Land Registry for the following registration of a mortgage, namely:

Attachment 1997 dated 27 February 2007 (ID no. 2007/002958): A registered legal mortgage to the benefit of the “State of Geneva,” which was mentioned above, as a guarantee for the revenue from the right to leasehold improvements for the duration of the specific property lease, in the total amount of TWO HUNDRED SIXTEEN THOUSAND ONE HUNDRED NINETY-FIVE FRANCS (CHF 216’195.00), which has the highest priority.

The undersigned notary is authorized by delegation of powers, upon the filing of this agreement with the Land Registry, to have the change of debtor and the adaptation of the securities for the aforesaid bearer mortgage notes recorded, on behalf and at the expense of the purchaser.

Finally, it is noted that the aforementioned parcel 6708 in Plan-les-Ouates is, as such, not required by the Land Registry to register any mortgage whatsoever.

2.4. Easements, notes, and annotations

The purchaser declares that it has been informed of the exercise of all easements of interest to the aforesaid parcel 6708 in Plan-les-Ouates, the scope of the annotations for the elimination of the right of legal preemption by the superficiary, the special conditions of the reversion of the right to leasehold improvements for the duration of the specific property lease, and the rental lease to the benefit of Services Industriels de Genève SIG, which was entered into the Land Registry and mentioned above and hereby expresses no reservations whatsoever.

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In addition, the purchaser declares that it has been properly informed about the scope of the note of Preemption in favor of the State of Geneva (General Law on Industrial Development Areas) registered for parcel 6708 in Plan-les-Ouates on 6 April 1993 under number ID.2004/065985 and expressly releases the undersigned notary from any liability whatsoever in this regard.

It is further stated that the aforesaid right to leasehold improvements for the duration of the specific property lease is not covered in the Land Registry through the registration of any note whatsoever.

Finally, the purchaser declares that it has received prior to this agreement a statement of the aforesaid easement registrations, notes, and annotations and the supporting documents relating thereto.

3. General provisions of the contract of sale

3.1. Taking possession and repossession

The entry into possession and transfer of risks, profits, and expenses related to the real property sold will take place on the first of October two thousand ten (1 October 2010) at the latest, provided that the State of Geneva, having subsequently intervened, has given its consent to this transfer on the thirtieth of September two thousand ten (30 September 2010), unless the taking of possession and transfer of risks, profits, and expenses will coincide with the date of possession indicated below.

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With regard to the taking of possession (transfer of ownership), this will occur on the date of registration of this agreement at the Land Registry.

3.2. Condition and Guarantee

3.2.1 The building shall be sold in its current state, as the seller owns it and enjoys it, and the purchaser declares that it has full knowledge of it, having seen and visited it, with its legal integral and auxiliary parts, without exception or reserve, free of any fees or charges other than those mentioned above, except for the rental leases discussed below, with the understanding that no other guarantee from the seller, apart from the guarantees that it has in respect of various trades that have undertaken any title whatsoever for the construction works and without the guarantee of the areas indicated, which are those of the Official Surveying Service.

It is further noted that the aforesaid building no. 4764 is new and not yet complete as regards the improvements on the rough surfaces and light work on the aforesaid building.

In this matter, it is expressly agreed between the parties that it is the purchaser who will perform at its own expense and under its sole responsibility, in accordance with the building authorizations mentioned above and according to the rules of the trade, all improvements on the rough surfaces, alterations, light work, and additional work that would be necessary for the compliance of the aforementioned building no. 4764, for which the seller relinquishes responsibility, such that the seller may not be worried or bothered about this issue.

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The seller shall transfer, at the date of the taking of possession, to the purchaser, who agrees, all guarantees of construction and installation from which it benefits, in its capacity as project manager, with regard to contractors and craftsmen who participate in any capacity in the construction and improvement of the aforesaid building in its current state.

The seller shall, however, remain bound by the guarantee, in accordance with Article 219, paragraph 3, of the Swiss Code of Obligations, in the event that the purchaser should not succeed in the exercise of any rights that have been transferred to it.

In this regard, the seller certifies that:

a) all work that was performed by the seller under its responsibility was done according to SIA standards and the laws and regulations in force on the filing date of the building permits, with the understanding that the directives or standards that have been published since then have not been considered without any limitation or waiver of guarantee having been concluded, and the purchaser shall therefore have all usual guarantees covering visible defects and hidden flaws from the receipt of the property by the seller;

b) supplies conform to SIA standards and the laws and regulations in force on the filing date of the permit(s), with the understanding that the directives or standards that have been published since then have not been considered;

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c) all technical installations (elevators, heating, electricity, ventilation, windows, etc.) performed by the seller under its responsibility, i.e., the areas located on the ground floor and second floor of the aforesaid building no. 4764, are in perfect working order;

d) the air flow distribution system (hot air, cold air) for the building is expected to supply all of the current premises of the building without there being any need for the purchaser to have to conduct any additional improvements to the aforesaid premises, provided that the work necessary to complete the improvements of the rough surfaces of the aforesaid building and other work indicated above and to serve future premises are the responsibility of the purchaser;

e) periods of coverage for devices such as elevators, fans, pumps, burners, and any motorized device, are those given by their manufacturers;

f) these devices shall be covered by a guarantee as if they were under a special maintenance agreement.

It is further stated that, under Article 371, paragraph 2, of the Swiss Code of Obligations, action against the contractors, architects, and engineers must be initiated within five (5) years of receipt of the work.

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3.2.2 Leases, rental income, and statements

3.2.2.1. The seller attests that the building is empty of any occupant, other than the premises occupied by itself, and free of any lease, except those covered by the annotation of the rental lease agreement for Services Industriels de Genève SIG mentioned above and concerning the roof of the aforementioned building no. 4764.

The seller declares that:

- the aforesaid lease agreement is concluded for a period of twenty-five (25) years starting 1 July 2008;

- rental income relating to such lease is ONE FRANC (CHF 1.00) per year.

The parties exempt the undersigned notary from describing the aforesaid leasing agreement in more detail and attaching it to this agreement, as they have full knowledge of it.

However, a copy of a certificate from Services Industriels de Genève dated 24 August 2010 shall remain annexed hereto (Schedule No. 3).

3.2.2.2. The seller confirms to the purchaser that as of this date, there is no written or oral convention or agreement with the tenant other than the leasing agreement concluded.

In addition, the seller guarantees to the purchaser that the current leasing agreement is not subject as of this date to any termination.

3.2.2.3. For the remainder, the purchaser declares that it has full knowledge of this rental report and that no rental guarantee will not be transferred to it.

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The seller confirms that no dispute is pending as of this date for both before either the Rent Tribunal or the Conciliation Commission.

The aforesaid existing rental lease shall be assumed by the purchaser with all the rights and obligations attached thereto.

3.2.2.4. It is further noted that the seller and purchaser signed immediately before this agreement a leasing agreement, a copy of which shall remain deposited at the Firm of the undersigned notary.

The parties expressly exempt the undersigned notary from describing the aforesaid leasing agreement in more detail and attaching it to this agreement, as they have full knowledge of it.

3.2.2.5. Moreover, the seller guarantees to the purchaser that:

a) there is currently no litigation or proceedings (pending, closed with a period of enjoinment, in progress, or announced) in relation to all existing contractual relationships with the real property sold, other than those listed in the terms of this agreement and provisioned for these purposes above, under clause 2.2., letter b);

b) no proceedings respecting the civil liability of the seller are in progress on this date in connection with the building currently being sold;

otherwise, the seller agrees to assume full liability for such proceedings, with the purchaser being fully discharged of all liability.

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4.1. Environmental conditions and concentration of asbestos fibers

4.1.1. Environmental conditions

In reference to the legislation respecting environmental protection, the vendor certifies that it is not aware of any pollution, nor has it caused any.

It is noted that this parcel is not listed in the register of polluted sites for the canton; this has been confirmed by a simple historical audit conducted by the engineering consulting firm “DE CERENVILLE GEOTECHNIQUE SA” on 7 June 2010 and in a document from the Department of Geology, Soil, and Waste of the Republic and Canton of Geneva dated 7 September 2010, copies of which shall be attached to this agreement. (Schedule No. 4).

For the remainder, the provisions of the Federal Law on Environmental Protection remain applicable.

4.1.2. Concentration of asbestos fibers

If within two (2) years after taking possession, a concentration of breathable asbestos fibers is found on the premises covered under this agreement that exceeds the guidelines recommended by the Federal Commission for Coordination of Workplace Safety and that the cause of this concentration of asbestos is obviously due to aspects of the building or its equipment that were already present during the taking of possession, the corresponding costs of removal will be paid by the seller.

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The purchaser undertakes to immediately notify the seller of any asbestos-related problem once it becomes known. The seller has an exclusive right to the choice and extent of measures to be taken to conduct the necessary removal in compliance with the legal requirements in this matter.

4.2. Ordinance regarding low voltage electrical installations

The purchaser’s attention is drawn to the ordinance regarding low voltage electrical installations of 7 November 2001, which refers to the obligation of every property owner to verify, by a professional as defined by section seven of that ordinance, the compliance of low voltage electrical installations in its building after each transfer of property, provided that the last inspection date was not more than five (5) years ago.

The costs of any restoration shall rest solely with the purchaser, with the seller being completely released from any responsibility.

4.3. Radon

With regard to the Federal Ordinance Respecting Protection from Radiation of 22 June 1994, the seller confirms that is not aware of the existence of any radon exposure in the real property now bring sold and that no measurement of radon has been conducted, and the purchaser accepts without reservation.

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The attention of the parties is drawn by the undersigned notary to the website www.ch-radon.ch, which is maintained by the Federal Office of Public Health and contains information about radon risks in each municipality in Switzerland.

4.4. Confirmations by the seller

The seller confirms that all indications that were given to the purchaser and/or its agents and/or the person conducting the review of the real property currently being sold correspond to the current condition of the building. There has been no omission of any material information for a correct assessment and evaluation of the aforesaid building.

4.5. Purchaser-seller accounting

A prorated purchaser-seller accounting shall be prepared separately and apart from this contract concerning all recurring services such as claims of public law, energy costs, taxes, insurance premiums, rents, heating and operation costs, et cetera.

The accounting shall be prepared by the seller within a period of thirty (30) days maximum from the taking of possession and transfer of profits and risks and provided without charge to the purchaser.

The accounting shall be recognized as accurate if not disputed within thirty (30) days maximum in writing following its receipt. Any balance due shall be acknowledged within fifteen (15) days maximum after the preparation of the accounting.

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4.6. Income tax and real estate gains

Income tax or real estate gains or any other tax that shall be owed subsequent to this agreement shall be the responsibility of the seller, who accepts.

As long as the undersigned notary does not obtain an exemption from recording the aforementioned taxes and in order to comply with the provisions of Article 86A of the General Law on Public Contributions, the seller shall give irrevocable instructions to the undersigned notary to record, for the sale price stated above, this amount at his Firm, without interest, and remit it to the tax authorities, upon the entry into force of the tax statement.

The seller certifies moreover that all the federal, cantonal, and municipal taxes relating to the aforesaid building have been paid or will be paid by it until the day of the taking of possession.

An attestation by the cantonal tax authority in this regard is attached hereto (Schedule No. 5).

The purchaser waives any claim of all other guarantees, in knowledge of the analysis carried out by its agents and point 4.10 below.

4.7. Documents

The seller agrees to immediately return to the purchaser all documents relevant to the real property covered under this instrument, including all leases, building descriptions, technical data, building plans if they are in the possession of the seller and/or if they exist, maintenance and others contracts, to the extent that these documents are not already in the possession of the purchaser. Rights of guarantee that are still valid shall be transferred by the seller to the purchaser.

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4.8. Legal mortgages under public law and private law

The attention of the purchaser is drawn to the fact that the claims under cantonal public law of the State, municipalities, corporations, and institutions under public law relating to a building are secured by a legal mortgage under public law where a special law so provides. These mortgages may be hidden.

In this regard, the parties reiterate the mortgage taken out in favor of the superficiary and indicated above.

The seller certifies that as of this date it is not a debtor on any claim may give rise to such mortgages, and it undertakes to duly discharge any obligations not yet mature that are susceptible to such a guarantee, if a legal mortgage were to confer the property, the seller undertakes to do everything in its power to immediately relieve it at its own expense (through payment of debt or provision of collateral) and, if the purchaser discharged the debt itself, to repay it immediately.

The parties appearing, who have been informed about this matter, release the undersigned notary from any responsibility in this regard.

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4.9. Administration, service and janitorial agreements, and architect’s terms of reference

The seller shall directly inform the tenant of a change of ownership.

The architect’s terms of reference shall not be resumed by the purchaser, with the understanding that the relevant agreement was terminated prior to this agreement. Any claims arising out of this agreement shall be the responsibility of the seller.

Conversely, the purchaser shall assume at its expense all service agreements and janitorial agreements still in force. The seller shall transfer all rights and obligations therefrom to the purchaser, and the seller shall be fully discharged from them, subject however to the denial of transfer of these agreements by the other party.

4.10. Insurance

The purchaser shall succeed to all insurance policies and all subscriptions and pay the premiums from the date that possession is taken.

Pursuant to Article 54 of the Federal Law on Insurance Policies, the seller’s insurance policy passes to the purchaser, subject to the right to terminate it within thirty (30) days following the transfer of ownership in the Land Registry.

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4.11. Exclusion of all obligations vis-à-vis third parties and rights of preemption

The seller confirms that there is in relation to the real property being sold no administrative provision and no formal requirement or agreement with third parties that could harm the value of the real property being sold or the availability of the premises, or for which the purchaser should incur significant additional costs.

Subject to what is stated below, the vendor confirms in particular that there is no right of preemption under binding agreements, in particular the leasing agreement. In all cases, the rights and obligations specified in the Land Registry and below are reserved.

In this regard, the undersigned notary has drawn the attention of the parties appearing to:

A) the legal right of preemption in favor of the “State of Geneva” on the real property currently being sold, pursuant to Article 10 of the General Law on Industrial Development Zones of 13 December 1984, which was entered in Land Registry on 6 April 1993 under PJ 1477 (ID No. 2004/065985);

B) the legal right of preemption in favor of the superficiary or the “State of Geneva” on the real property currently being sold, pursuant to Article 682, paragraph 2, of the Swiss Civil Code and related proceedings;

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C) the fact that the transfer of the right to leasehold improvements for the duration of the specific property lease is subject to the consent of the “State of Geneva” in accordance with Article 5, clause 2, of the agreement for the right to leasehold improvements for the duration of the specific property lease, which was entered in Land Registry on 27 February 2007 under PJ 1997 (ID No. 2007/007571) (RS 72012).

Furthermore, the purchaser declares that it is fully aware of all clauses and conditions in the aforementioned agreement for the right to leasehold improvements for the duration of the specific property lease, a copy of which shall remain attached hereto (Schedule No. 6), and declares that it has assumed all rights and obligations of a real and personal nature attached thereto, and the seller (who so accepts) is completely discharged of all responsibility, from the date of the taking of possession.

It is recalled that the right to leasehold improvements for the duration of the specific property lease currently being sold is subject to the payment of an annuity to the “State of Geneva, currently in the amount of SEVENTY-TWO THOUSAND SIXTY-FIVE FRANCS AND FORTY CENTIMES (CHF 72,065.40).

The purchaser is already obliged to pay the amount of the aforesaid annuity to the “State of Geneva,” from the date of the taking of possession, according to the purchaser-seller accounting to be prepared between parties on this occasion, instead of the seller, who accepts and declares that it is discharged and relieved of any responsibility in this regard.

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CHANGES TO THE AGREEMENT FOR THE RIGHT TO LEASEHOLD IMPROVEMENTS

Given this transfer of the right to leasehold improvements, the parties hereby agree in this agreement to repeal Article 4, paragraph 2); Article 6, paragraphs 1) and 2); Article 8, paragraph 1); and Article 14 paragraph 1), clause II., letter C), and replace it with the following new provisions:

Article 4, paragraph 2) - Purpose of the right to leasehold improvements

“The building is leased to users whose activities are consistent with the status of the industrial and artisanal development zone.

The superficiary shall make available to a “cleantech cluster/incubator” an area of one thousand five hundred fifteen square meters (1,515 m2) at no cost until the thirty-first of December two thousand eleven (31 December 2011).

Starting on the first of January two thousand twelve (1 January 2012), a leasing agreement shall concluded for a minimum period of ten (10) years with the “cleantech cluster/incubator,” represented by the State of Geneva, the FTI, or a third party for an area of one thousand five hundred fifteen square meters (1,515 m2), under the terms of which the superficiary states that it has full knowledge and has already accepted prior to this agreement, in particular by a letter dated 14 September 2010 from the “Fondation pour les terrains industriels de Genève (FTI).”

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In the event that the “cleantech cluster/incubator” should vacate the premises on the first of January two thousand twelve (1 January 2012), the superficiary may freely dispose of the area of one thousand five hundred fifteen square meters (1,515 m2).

In this matter, the managers of the “cleantech cluster/incubator” undertake to confirm to the superficiary conclusion of the leasing agreement mentioned above no later than the thirtieth of June two thousand eleven (30 June 2011), otherwise the superficiary may freely dispose of the area of one thousand five hundred fifteen square meters (1,515 m2).”

Article 6, paragraphs 1) and 2) - Annuity from leasehold improvements

“1) Starting on the first of October two thousand ten (1 October 2010) until the thirtieth of June two thousand eleven (30 June 2011), the date of maturity of the contractual indexation period currently in progress, the superficiary is obliged to pay to the State of Geneva, by m2 of land conferred by the right to leasehold improvements, a leasehold improvement annuity amounting to TEN FRANCS AND FIFTEEN CENTIMESS (CHF 10.15) per year. As the total area of the parcel is of 7,100 m2, the annual annuity is therefore SEVENTY TWO THOUSAND SIXTY-FIVE FRANCS (CHF 72,065.00), rounded up to the 12th to SEVENTY-TWO THOUSAND SIXTY-FIVE FRANCS AND FORTY CENTIMES (CHF 72,065.40).

Since the starting date of the right to leasehold improvements is fixed at the first of July two thousand six (1 July 2006), the base indices are one hundred five point two (105.2) (May 2000 = 100) for the Swiss consumer price index and three point five percent (3.5%) for the top-priority mortgage interest rate determined by the Banque Cantonale de Genève for industrial wages plus zero point five percent (0.5%), which corresponds to the rate of return.

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Due to the leasing of more than fifty percent (50%) of useful floor space to third parties, the annuity shall be doubled starting on the first of October two thousand fifteen (1 October 2015).

2) At the end of each period of five (5) years, the annuity from the right to leasehold improvements is determined yet again by taking into account, in equal proportions:

- changes in the Swiss consumer price index calculated by the Federal Office for Industry, Arts and Professions, and Labor, as published in the Statistical Yearbook of Switzerland, or any other official national index that may replace it;

- changes in interest rates or the top-priority mortgage interest rate determined by the Banque Cantonale de Genève for industrial wages and/or the reference interest rate issued by the Federal Department of Economic Affairs plus zero point five percent (0.5%), which corresponds to the rate of return.”

Article 8, paragraph 1) - Guarantee of the annuity from the right to leasehold improvements

“1) The payment of the annuity from the right to leasehold improvements is guaranteed by the registration to the right of leasehold improvements of a legal mortgage as defined by Articles 779i and 779k of the Swiss Civil Code, for an amount equal to three (3) times the annual annuity from the right to leasehold improvements, i.e., the amount of TWO HUNDRED SIXTEEN THOUSAND ONE HUNDRED NINETY-SIX FRANCS AND TWENTY CENTIMES (CHF 216,196.20).

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The legal mortgage is revised at the same time and under the same conditions as the annuity from the right to leasehold improvements.

The legal mortgage will be revised at the doubling of the annuity from leasehold improvements in October two thousand fifteen (October 2015).”

Article 14, paragraph 1), clause II, letter C) -Consequences of the termination of the right to leasehold improvements and compensation

“If the superficiary waives the renewal of the right to leasehold improvements, ownership of all non-transportable buildings and installations established under the right to leasehold improvements shall pass to the State of Geneva, for their intrinsic value, given their age and state of repair.

The clauses of this section relating to compensation and restoration of the original state of the land shall be annotated at the Land Registry.”

4.12. Value added tax (VAT)

The parties confirm that the total selling price of TWENTY-FIVE MILLION FRANCS (CHF 25,000,000.00) is distributed in the following manner:

- For the land: ZERO FRANCS (CHF 0.00)

- For construction: TWENTY-FIVE MILLION FRANCS (CHF 25,000,000.00).

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The parties note that one hundred percent (100%) of the sale price of the construction is used for operating purposes.

This real estate transfer is, for the purchaser, subject to the declaration procedure pursuant to Article 38 of the Law Respecting Value Added Tax (LTVA) and Article 104 of the Ordinance Respecting Value Added Tax (OTVA).

In this matter, it was agreed between the parties that the declaration procedure shall be performed by the seller and purchaser, the expenses of which shall be paid by the latter.

If the declaration procedure as defined by Art. 38 LTVA should, for any reason whatsoever, not be applicable, the seller shall opt to impose a transfer of the right to leasehold improvements for the duration of the specific property lease covered under this agreement (tax option as defined by Art. 22 LTVA). In such cases, the amount of VAT at the normal corresponding rate (currently seven point six percent (7.6%)) will be payable by the purchaser to the seller in addition to the sales price of the property without the value of land, as stipulated in 2.1. of this agreement. Therefore, if the declaration procedure is not applicable, VAT at the standard rate will be levied on the amount of TWENTY-FIVE MILLION FRANCS (CHF 25,000,000.00).

In addition, the purchaser expressly discharges the seller of any liability in the event of a request for a VAT refund that the federal tax authorities would require following the above declaration procedure or a change of use of the building in the future.

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4.13. Occupancy Permit

It is emphasized that the seller has already initiated procedure to obtain a permit to occupy the building with the Department of Construction and Information Technology (DCTI), pursuant to an attestation dated 10 September 2010 and sent the same day to the DCTI, a copy of which shall remain deposited at the Firm of the undersigned notary.

Furthermore, the purchaser undertakes, at its expense, risk, and peril, to perform any additional works to which the issuance of final occupancy permit could be subject.

In this matter, the seller undertakes to deliver to the purchaser the occupancy permit, upon receipt if the purchaser were to receive it, given the fact that it has initiated the application process relating thereto.

4.14.       Lex Koller

The purchaser certifies that it is not subject to the legal provisions, both federal and cantonal, respecting the acquisition of real estate by persons domiciled abroad, be it at the behest or on behalf of persons who have their domicile or registered offices abroad, that its future acquisition is and shall not be financed by persons who have their domicile or registered offices abroad to an extent exceeding the usual norms in civil or commercial matters and undertakes to prove it to its rightful owner.

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In this regard, the purchaser certifies, through its representative before the court, that the property to be acquired is and shall be used in its entirety to exercise an economic activity (stable establishment).

The undersigned notary notes that the building currently being sold is fully allocated for industrial and artisanal use.

The parties and the undersigned notary further note that the reserve area of the property being sold is now less than one third (1/3), with the understanding that this is confirmed by an “ad hoc” certificate attached to this agreement (Schedule no. 7).

In addition, the purchaser agrees, also through its representative before the court, not to build housing on the aforesaid reserve area.

The parties confirm that this acquisition does not require authorization from the competent cantonal authority.

4.15. Law on demolitions, alterations, and renovations of residential homes of 29 April 1996 (LDTR)

This sale is not subject to the provisions of the Law on demolitions, alterations, and renovations of residential homes of 25 January 1996 (LDTR) regarding the sale of commercial premises.

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4.16. Fees and Charges

The costs of this instrument, or the costs of its registration in the Land Register, transfer taxes, disbursements, fees, and notary fees for the undersigned notary and the surveyor who prepared Schedule 7 shall be paid by the purchaser.

In this matter, the aforesaid expenses were duly accounted for before signing this agreement, as attested by the undersigned notary.

The purchaser shall pay all taxes, public contributions, and other annual expenses related to property sold, from the date that possession is taken.

As for the additional property tax, the purchaser will pay from 1 January of the year in progress at the time of acquisition, pursuant to Article 76, paragraph 5, of the General Law on Public Contributions.

In this matter, it is further stated that with regard to the additional property tax, the seller undertakes to refund to the purchaser the share of the tax due for the year at the time of acquisition, prorated to the date that possession is taken, according to the accounting that the parties will prepare in accordance with clause 4.7 above.

4.17. Partial invalidity (escape clause)

Even though certain provisions of this agreement should be invalidated, the validity of this agreement for the remainder of the provisions would not be questioned. The contracting parties will prepare, in this case, an agreement to replace the nullified provision by an equivalent valid and economically feasible provision. This provision also applies in the event of a deficiency in the agreement.

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4.18. Validity of rights and obligations of the parties

The parties agree that, without the approval and signature of this agreement by the State of Geneva, within sixty (60) days from the twenty-fourth of September two thousand ten (24 September 2010), they will be released from their mutual commitments under the terms of this instrument, subject to a refund by the purchaser of the sale price listed above.

4.19. Binding commitments

The purchaser shall assume all obligations stemming from this agreement and the supporting documents in the Land Registry discharged by the seller. It undertakes to transfer these obligations to all of its potential successors in law.

5. Final clauses

5.1. Conditions

The filing of the deed of sale and final purchase with the Land Registry will mean that the above conditions are met.

5.2. Consent to registration

The parties appearing authorize the undersigned notary for the purposes of requesting the registration of this agreement in the Land Registry.

5.3. Competent court of law

The competent court of law for any dispute arising from this agreement is conferred upon the court with jurisdiction where the building is located.

5.4. Applicable law

Swiss law shall be applicable.

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5.5. Declaration of sincerity

The parties certify that this instrument indicates the full price and that it is not modified by any other arrangement.

They further certify that they were informed by the undersigned notary of the consequences incurred should this statement be inaccurate:

a) Invalidity of the instrument;

b) Criminal proceedings as defined by Articles 252 and 253 of the Swiss Criminal Code.

5.6. Confidentiality

The Parties undertake to respect the strictest confidence and not disclose to third parties any data or confidential information concerning the partnership project and affairs of the other party. This obligation of confidentiality also applies retroactively to all confidential data or information that has already been disclosed by the parties before the signing of this instrument.

5.7. Authenticated copies

There shall be prepared four (4) authenticated copies of this instrument, one (1) for the seller, one (1) for the purchaser, one for the “Geneva Foundation for Industrial Land” (FTI), the representative the State of Geneva, and one (1) for the Land Registry.

PARTICIPANTS

The following parties participated in this agreement:

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THE “STATE OF GENEVA.”

Represented here by:

Ms. Isabelle Rey, head of the administrative department of the State Chancellery.

With all powers for the purposes of this agreement by virtue of an excerpt from the minutes of a meeting of the Council of State of the Republic and Canton of Geneva, at Geneva on 29 September 2010, a copy of which shall be attached hereto.

Which participant, after having reviewed the instrument, stated through her representative appearing in court that she approved the content without reservation, including:

- the transfer of right to leasehold improvements and the resumption of payment annuities on the right to leasehold improvements by the purchaser;

- new Articles 4, paragraph 2); 6, paragraphs 1) and 2); 8, paragraph 1); and 14 paragraph 1), clause II., letter C) of the contract law area;

- its waiver of its exercise of its preemptive right (Article 682 of the Swiss Civil Code) and its preemptive right based on Article 10 of the General Law on Industrial Development Zones of 13 December 1984.

The document

Concluded and signed at Geneva, in this Firm, rue du Rhône 118, and at the State Chancellery, rue de l’Hôtel de Ville 2.

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Approved	And after reading the instrument, the parties appearing and participant signed, with the notary, this original document, which they approve.

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mot nul	For “SES SOCIETE D’ENERGIE SOLAIRE SA” :
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For “Loc-lnvest SA”:
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For the “STATE OF GENEVA”
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The Notary
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